PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.71 PER SHARE FOR THE FIRST QUARTER

HUNT VALLEY, MARYLAND – April 29, 2014 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three- month period ended March 31, 2014.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three-month period ended March 31, 2014 of $84.4 million or $0.68 per common share.  The $84.4 million of FFO available to common stockholders for the first quarter of 2014 includes $2.3 million of non-cash stock-based compensation expense, a charge of approximately $2.0 million of interest financing costs and $0.1 million of acquisition related costs.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.71 per common share for the three-month period ended March 31, 2014.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash items and certain items of revenue or expense, including, but not limited to: acquisition related costs, interest refinancing costs and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “First Quarter 2014 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended March 31, 2014, the Company reported net income available to common stockholders of $55.8 million, or $0.45 per diluted common share, on operating revenues of $121.0 million.  This compares to net income available to common stockholders of $38.1 million, or $0.34 per diluted common share, on operating revenues of $101.8 million, for the same period in 2013.

The increase in net income was primarily due to additional operating revenue associated with approximately $717 million of net new investments made since January of 2013.  These increases to revenue were partially offset by increased expenses associated with the new investments; including (i) $1.4 million in increased interest expense and (ii) $0.5 million in incremental general and administrative expenses.  In addition, the Company recorded a $2.0 million loss relating to the write-off of deferred financing costs associated with the repayment and termination of the Company’s 2013 term loan facility.

FIRST QUARTER 2014 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In April 2014, the Company increased its quarterly common stock dividend to $0.50 per share.
•	In March 2014 the Company issued $400 million aggregate principal amount of its 4.95% Senior Notes due 2024.
•	In March 2014, the Company repaid and terminated its $200 million 2013 term loan facility.
•	In Q1 2014, the Company completed $117 million in new investments.
•	In Q1 2014, the Company invested $4 million in capital renovation projects.

FIRST QUARTER 2014 RESULTS

Operating Revenues and Expenses – Operating revenues for the three-month period ended March 31, 2014 were $121.0 million.  Operating expenses for the three-month period ended March 31, 2014 totaled $38.0 million and were comprised of $31.4 million of depreciation and amortization expense, $4.2 million of general and administrative expense, $2.3 million of stock-based compensation, $0.1 million of expense associated with acquisitions and $16 thousand recovery related to the provision for uncollectible notes.

Other Income and Expense – Other income and expense for the three-month period ended March 31, 2014 was a net expense of $30.0 million, which was comprised of $27.1 million of interest expense, $0.9 million of amortized deferred financing costs and $2.0 million of interest refinancing costs.

Funds From Operations – For the three-month period ended March 31, 2014, reportable FFO available to common stockholders was $84.4 million, or $0.68 per common share on 125 million weighted-average common shares outstanding, compared to $70.1 million, or $0.62 per common share on 114 million weighted-average common shares outstanding, for the same period in 2013.

The $84.4 million of FFO for the three-month period ended March 31, 2014 includes the impact of $2.3 million of non-cash stock-based compensation expense, $2.0 million of interest refinancing costs, $0.1 million of expense associated with acquisitions and a $16 thousand recovery related to a provision for uncollectible notes.

The $70.1 million of FFO for the three-month period ended March 31, 2013 includes $1.5 million of stock-based compensation expense and $0.1 million of expense associated with December 2012 acquisitions.

Adjusted FFO was $88.8 million, or $0.71 per common share, for the three months ended March 31, 2014, compared to $71.7 million, or $0.63 per common share, for the same period in 2013.  The Company had 11 million additional weighted-average shares outstanding for the three months ended March 31, 2014 compared to the same period in 2013.  For further information see “Funds From Operations” below.

FINANCING ACTIVITIES

$400 Million Senior Notes – On March 6, 2014, the Company sold $400 million aggregate principal amount of its 4.95% Senior Notes due 2024.  These notes were sold at an issue price of 98.58% of the principal amount of the notes, before the initial purchasers’ discount, resulting in gross proceeds to the Company of approximately $394 million.  The Company used net proceeds from the offering to repay in full its $200 million term loan that closed in December 2013, and a portion of its indebtedness outstanding under its revolving credit facility.

$200 Million Term Loan – On December 27, 2013, the Company entered into a new $200 million senior unsecured, deferred draw, term loan facility (the “2013 Term Loan Facility”) with a maturity on February 29, 2016.  The 2013 Term Loan Facility was priced at LIBOR plus an applicable percentage (beginning at 175 basis points, with a range of 110 to 230 basis points) based on the Company’s ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings.

In January 2014, the Company had fully drawn all of the $200 million under the 2013 Term Loan Facility and used the proceeds to repay outstanding borrowings under the Company’s 2012 senior unsecured revolving credit facility.  In March 2014, the Company paid off and terminated the 2013 Term Loan Facility.  As a result, the Company recorded a non-cash charge of approximately $2.0 million relating to the write-off of deferred financing costs associated with the early extinguishment of the 2013 Term Loan Facility.

Equity Shelf Programs and Dividend Reinvestment and Common Stock Purchase Plan – During the three-month period ended March 31, 2014, the Company sold the following shares of its common stock under its Equity Shelf Program and its Dividend Reinvestment and Common Stock Purchase Plan:

Equity Shelf (At-The-Market) Program for 2014
(in thousands, except price per share)

Q1 Total
Number of shares	864
Average price per share	$32.94
Gross proceeds	$28,452

Dividend Reinvestment and Common Stock Purchase Program for 2014
(in thousands, except price per share)

Q1 Total
Number of shares	993
Average price per share	$31.77
Gross proceeds	$31,543

2014 PORTFOLIO AND RECENT DEVELOPMENTS

$117 Million of New Investment in Q1 2014 – For the three-month period ended March 31, 2014, the Company completed two separate transactions totaling $117 million of new investments.  The new investments were comprised of 7 skilled nursing facilities (“SNFs”) and 3 assisted living facilities (“ALFs”) totaling 874 operating beds.  The 10 facilities are located in 3 states.

$112.5 Mortgage Loan – On January 17, 2014, the Company entered into a $112.5 million first mortgage loan with an existing operator of the Company.  The loan is secured by 7 SNFs and 2 ALFs totaling 784 operating beds located in Pennsylvania (7) and Ohio (2).  The loan is cross defaulted and cross collateralized with the Company’s existing master lease with the operator.  The loan bears an initial annual interest rate of 9.5%.

Other Q1 Acquisition – On January 30, 2014, the Company acquired an ALF in Arizona from an unrelated third party for approximately $4.7 million. The 90 bed facility was added to an existing operator of the Company.

Q1 Capital Renovations – In addition to the $117 million of new investments, the Company also invested $4 million under its capital renovation program in the first quarter.

Facility Sales – For the three-month period ended March 31, 2014, the Company sold three facilities (two were classified as held-for-sale) for total cash proceeds of $3.6 million, generating approximately a $2.9 million gain.

DIVIDENDS

On April 18, 2014, the Company’s Board of Directors announced a common stock dividend of $0.50 per share, increasing the quarterly common dividend by $0.01 per share over the prior quarter, to be paid May 15, 2014 to common stockholders of record on April 30, 2014.

2014 ADJUSTED FAD AND ADJUSTED FFO GUIDANCE REVISED

The Company revised its 2014 Adjusted Funds Available For Distribution (“FAD”) available to common stockholders to be between $2.48 and $2.51 per diluted share and its 2014 Adjusted FFO available to common stockholders to be between $2.74 and $2.77 per diluted share.

The Company's Adjusted FAD and Adjusted FFO guidance for 2014 includes the $117 million of new investments listed above and planned capital renovation projects; however, it excludes the impact of gains and losses from the sale of assets, additional acquisitions and divestitures, certain revenue and expense items, interest refinancing expense, capital transactions and stock-based compensation expense.  A reconciliation of the Adjusted FAD and FFO guidance to the Company's projected GAAP earnings is provided on schedules attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FAD and FFO guidance, but it is not obligated to do so.

The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company’s control.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures, capital and financing transactions, and variations in restricted stock amortization expense may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Wednesday, April 30, 2014, at 10 a.m. Eastern to review the Company’s 2014 first quarter results and current developments.  Analysts and investors within the United States interested in participating are invited to call (888) 317-6016.  The Canadian toll-free dial-in number is (855) 669-9658.  All other international participants can use the dial-in number (412) 317-6016.  Ask the operator to be connected to the “Omega Healthcare’s First Quarter 2014 Earnings Call.”

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At March 31, 2014, the Company owned or held mortgages on 547 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 61,993 licensed beds (59,622 available beds) located in 37 states and operated by 49 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2014 Adjusted FAD and Adjusted FFO Guidance Revised.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$3,107,285	$3,099,547
Less accumulated depreciation	(738,708)	(707,410)
Real estate properties – net	2,368,577	2,392,137
Investment in direct financing leases	531,795	529,445
Mortgage notes receivable – net	354,497	241,515
	3,254,869	3,163,097
Other investments – net	56,052	53,054
	3,310,921	3,216,151
Assets held for sale – net	820	1,356
Total investments	3,311,741	3,217,507

Cash and cash equivalents	20,374	2,616
Restricted cash	28,817	31,759
Accounts receivable – net	152,863	147,504
Other assets	65,130	62,830
Total assets	$3,578,925	$3,462,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$—	$326,000
Term loan	200,000	200,000
Secured borrowings	297,016	298,531
Unsecured borrowings – net	1,594,106	1,199,887
Accrued expenses and other liabilities	132,456	137,695
Total liabilities	2,223,578	2,162,113

Stockholders’ equity:
Common stock $.10 par value authorized – 200,000 shares issued and outstanding 125,419 shares as of March 31, 2014 and 123,530 as of December 31, 2013	12,542	12,353
Common stock – additional paid-in capital	2,059,085	1,998,169
Cumulative net earnings	982,478	926,649
Cumulative dividends paid	(1,698,758)	(1,637,068)
Total stockholders’ equity	1,355,347	1,300,103
Total liabilities and stockholders’ equity	$3,578,925	$3,462,216

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Rental income	$95,918	$93,109
Income from direct financing leases	14,084	-
Mortgage interest income	9,326	7,346
Other investment income – net	1,421	1,306
Miscellaneous	252	-
Total operating revenues	121,001	101,761

Expenses
Depreciation and amortization	31,444	31,959
General and administrative	4,234	3,745
Stock-based compensation expense	2,263	1,452
Acquisition costs	95	134
Provisions for uncollectible mortgages, notes and accounts receivable	(16)	-
Total operating expenses	38,020	37,290

Income before other income and expense	82,981	64,471
Other income (expense)
Interest income	8	3
Interest expense	(27,081)	(25,672)
Interest – amortization of deferred financing costs	(922)	(682)
Interest – refinancing costs	(2,040)	-
Total other expense	(30,035)	(26,351)

Income before gain on assets sold	52,946	38,120
Gain on assets sold – net	2,883	-
Net income available to common stockholders	$55,829	$38,120

Income per common share available to common shareholders:
Basic:
Net income	$0.45	$0.34
Diluted:
Net income	$0.45	$0.34

Dividends declared and paid per common share	$0.49	$0.45

Weighted-average shares outstanding, basic	124,459	112,782
Weighted-average shares outstanding, diluted	124,822	113,522

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Net income available to common stockholders	$55,829	$38,120
Deduct gain from real estate dispositions	(2,883)	—
Subtotal	52,946	38,120
Elimination of non-cash items included in net income:
Depreciation and amortization	31,444	31,959
Funds from operations available to common stockholders	$84,390	$70,079

Weighted-average common shares outstanding, basic	124,459	112,782
Restricted stock and PRSUs	363	714
Deferred stock - directors	—	26
Weighted-average common shares outstanding, diluted	124,822	113,522

Funds from operations per share available to common stockholders	$0.68	$0.62

Adjusted funds from operations:
Funds from operations available to common stockholders	$84,390	$70,079
Deduct non-cash provision for uncollectible accounts receivable, mortgages and notes	(16)	—
Add back interest refinancing expense	2,040	—
Add back acquisition costs	95	134
Add back non-cash stock-based compensation expense	2,263	1,452
Adjusted funds from operations available to common stockholders	$88,772	$71,665

Funds From Operations (“FFO”), Adjusted FFO and Funds Available for Distribution (“FAD”) are non-GAAP financial measures.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.

FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent.  FAD provides a supplemental measure of the Company’s ability to incur and service debt and to distribute dividends to shareholders.  The Company’s computation of adjusted FFO and FAD are not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.

The Company currently expects its 2014 Adjusted FFO available to common stockholders to be between $2.74 and $2.77 per diluted share.  The Company also expects its 2014 Adjusted FAD available to common stockholders to be between $2.48 and $2.51 per diluted share.  The following table presents a reconciliation of our guidance regarding Adjusted FFO and FAD to net income available to common stockholders:

	2014 Projected Adjusted FFO and FAD
Per diluted share:
Net income available to common stockholders	$1.68	−	$1.70
Less gain from real estate dispositions	(0.02)	−	(0.02)
Sub total	1.66		1.68
Elimination of non-cash items included in net income:
Depreciation and amortization	1.00	−	1.01
Provision for uncollectible mortgage, note and accounts receivable	0.00	−	0.00
Funds from operations available to common stockholders	$2.66	−	$2.69

Adjustments:
Acquisition costs	0.00	−	0.00
Interest – refinancing costs	0.02		0.02
Stock-based compensation expense	0.07	−	0.07
Adjusted funds from operations available to common stockholders	$2.74	−	$2.77

Adjustments:
Non-cash interest expense	0.03	−	0.03
Non-cash revenue	(0.29)	−	(0.29)
Adjusted Funds available for distributions	$2.48	−	$2.51

Note: All per share numbers rounded to 2 decimals.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended March 31, 2014:

	As of March 31, 2014
Balance Sheet Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment
Real Property(1)	449	49,707	$3,126,485	78%
Capital Lease	56	5,435	531,795	13%
Loans Receivable	42	4,480	354,497	9%
Total Investments	547	59,622	$4,012,777	100%

Investment Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment	Investment per Bed
Skilled Nursing Facilities (1)	515	57,683	$3,826,140	95%	$66
Assisted Living Facilities	21	1,396	123,586	3%	89
Specialty Hospitals and Other	11	543	63,051	2%	116
	547	59,622	$4,012,777	100%	$67

Note: table above excludes one facility classified as held-for-sale. (1) Includes a $19.2 million lease inducement.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended
	March 31, 2014
Rental Property (1)	$95,918	79%
Capital Lease	14,084	12%
Mortgage Notes	9,326	8%
Other Investment Income	1,421	1%
	$120,749	100%

Revenue by Facility Type	Three Months Ended
	March 31, 2014
Skilled Nursing Facilities (1)	$114,327	95%
Assisted Living Facilities	3,075	2%
Specialty Hospitals	1,926	2%
Other	1,421	1%
	$120,749	100%

(1) Revenue includes $0.8 million for lease inducement.

Operator Concentration by Investment ($000's)	As of March 31, 2014
	# of Properties	Investment	% Investment
New Ark Investment, Inc.	56	$531,795	13%
CommuniCare Health Services, Inc.	36	350,565	9%
Genesis Healthcare	52	350,489	9%
Health & Hospital Corporation	44	304,719	8%
Guardian LTC Management Inc. (1)	32	257,671	6%
Airamid Health Management	37	255,125	6%
Signature Holdings II, LLC	32	237,493	6%
S&F Management Company, LLC	15	217,073	5%
Gulf Coast Master Tenant I, LLC	18	156,936	4%
Capital Funding Group, Inc.	17	129,697	3%
Remaining 39 Operators	208	1,221,214	31%
	547	$4,012,777	100%

Note: table above excludes one facility classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement.

Concentration by State	# of Properties	Investment	% Investment
Florida	86	$619,538	15%
Ohio	52	382,312	10%
Indiana	55	347,190	9%
Pennsylvania	32	289,405	7%
Mississippi	19	220,224	5%
Texas	40	192,474	5%
California	22	187,032	5%
Maryland	16	174,077	4%
South Carolina	16	169,666	4%
Michigan	21	155,369	4%
Tennessee	18	150,340	4%
Arkansas	23	125,912	3%
Arizona	11	102,714	3%
West Virginia (1)	11	94,996	2%
Colorado	12	79,659	2%
Kentucky	15	67,658	2%
Remaining 21 States	98	654,211	16%
	547	$4,012,777	100%
Note: table above excludes one facility classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)	As of March 31, 2014
Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2014	-	278	278	0.1%
	2015	3,424	-	3,424	0.8%
	2016	26,461	-	26,461	5.9%
	2017	7,681	-	7,681	1.7%
	2018	40,118	-	40,118	9.0%

(1) Based on 2014 contractual rents and interest (without giving effect to annual escalators).

The following tables present operator revenue mix, census and coverage data based on information provided by our operators:

Operator Revenue Mix	% Revenue Mix
	Medicaid	Medicare / Insurance	Private / Other

Three-months ended December 31, 2013	54.2%	37.5%	8.3%
Three-months ended September 30, 2013	54.1%	37.6%	8.3%
Three-months ended June 30, 2013	53.2%	38.8%	8.0%
Three-months ended March 31, 2013	51.9%	40.2%	7.9%
Three-months ended December 31, 2012	53.2%	38.0%	8.8%

Operator Census and Coverage		Coverage Data
	Census (1)	Before Management Fees		After Management Fees

Twelve-months ended December 31, 2013	83.3%	1.9	x	1.4	x
Twelve-months ended September 30, 2013	83.7%	1.9	x	1.5	x
Twelve-months ended June 30, 2013	83.8%	1.9	x	1.5	x
Twelve-months ended March 31, 2013	83.9%	2.0	x	1.5	x
Twelve-months ended December 31, 2012	83.4%	2.0	x	1.5	x

(1)	Based on available beds.

The following table presents a debt maturity schedule as of March 31, 2014:

Debt Maturities ($000’s)	Secured Debt	Unsecured Debt
Year	HUD Mortgages (1)	Line of Credit (2)(3)	Senior Notes (4)	Sub Notes (5)	Total Debt
2014	$-	$-	$-	$-	$-
2015	-	-	-	-	-
2016	-	500,000	-	-	500,000
2017	-	200,000	-	-	200,000
2018	-	-	-	-	-
Thereafter	279,187	-	1,575,000	20,000	1,874,187
	$279,187	$700,000	$1,575,000	$20,000	$2,574,187

(1) Excludes $17.8 million of fair market valuation (adjustments).
(2) Reflected at 100% borrowing capacity.
(3) Comprised of a $500 million revolver due 2016 and a $200 million term loan due 2017.
(4) Excludes net discount of $1.7 million.
(5) Excludes $0.9 million of fair market valuation (adjustments).

The following table presents investment activity for the three-month period ended March 31, 2014:

Investment Activity ($000's)	Three Months Ended
	March 31, 2014
Funding by Investment Type:	$ Amount	%

Real Property	$4,700	4%
Investment in Direct Financing Leases	-	0%
Mortgages	113,114	93%
Other	3,334	3%
Total	$121,148	100%